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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2026
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11020 David Taylor Drive, Suite 305,
Charlotte, North Carolina 28262
(Address of Principal Executive Offices, and Zip Code)

________________(980) 595-2840__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Capital Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Compensatory Arrangements of Certain Officers

Effective February 27, 2026, Air T, Inc. (the “Company”) and Tracy Kennedy entered into a new employment agreement. Pursuant to the new employment agreement, Kennedy will remain the Company’s Chief Financial Officer and she will be paid a base salary of $331,000 per year with the base salary to increase to $360,000 per year effective January 1, 2027 and to $397,000 per year effective January 1, 2028, payable in accordance with standard pay practices of the Company, less any applicable withholdings or deductions. In addition, Kennedy will be eligible to receive quarterly incentive compensation with the calculation of each quarterly award based on a 1-5 rating for Kennedy’s performance in the preceding quarter. Each rating will represent a certain percentage bonus amount calculated off of that quarter’s Base Salary (e.g. Base Salary divided by four then multiplied by the bonus percentage associated with the rating given for that quarter). The ratings-based percentages are as follows:

•Rating of 1: 0%
•Rating of 2: 10-30% (at CEO’s discretion)
•Rating of 3: 50%
•Rating of 4: 70%
•Rating of 5: 90%+ (at CEO’s discretion).

The Company may pause payment of any otherwise due and owing quarterly incentive compensation in the event the Company is in significant financial distress that would objectively impair the Company’s existing debt obligations, as determined in the sole discretion of the Company. Kennedy’s employment with the Company will remain at-will.

The Employment Agreement also provides for (i) insurance and other benefits in accordance with the Company’s standard benefit package, (ii) four (4) weeks of vacation per year, subject to the terms and conditions of the Company’s vacation policy, and (iii) certain restrictive covenants (non-competition, non-solicitation, non-disparagement and confidentiality). If the Company terminates the Employment Agreement for any reason other than for “Cause” (as defined in the Employment Agreement), then Kennedy shall be entitled to a severance payment equal to six (6) months plus one (1) month for each year of employment, up to a maximum of twelve (12) months of her base salary. Such severance payment is contingent upon the execution and delivery by Kennedy of a general release of all claims and the expiration of any applicable rescission period in connection therewith.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

10.1	Employment Agreement between Air T, Inc. and Tracy Kennedy, executed February 27, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2026

AIR T, INC.

By: /s/ Nick Swenson
Nick Swenson, Chief Executive Officer